UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2007

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2007, Loral Skynet Corporation ("Skynet"), a wholly owned subsidiary of Loral Space & Communications Inc. (the "Company"), entered into a Loan and Security Agreement (the "Loan Agreement") with Valley National Bank ("Valley National"). The purpose of the Loan Agreement is to make available to Skynet a loan (the "Loan") to fund the redemption (the "Note Redemption") of Skynet’s 14% Senior Secured Cash/PIK Notes due 2015 (the "Notes"). Pursuant to the Loan Agreement, Valley National made the Loan in a single advance of $141,050,000, which Skynet used to fund the Note Redemption on September 4, 2007.

Amounts outstanding under the Loan bear interest at a rate of 4.10% per annum. The maturity date of the Loan is the earlier of (i) December 17, 2007 or (ii) the date on which the assets of Skynet are transferred in connection with the previously announced acquisition of Telesat Canada by a wholly owned subsidiary of 4363205 Canada Inc., a Canadian corporation that is owned by the Company and Public Sector Pension Investment Board, as disclosed in the Company’s Current Reports on Forms 8-K filed with the Securities and Exchange Commission (the "Commission") on December 21, 2006 and August 9, 2007. The Loan Agreement permits Skynet to prepay all or a portion of the amounts outstanding under the Loan at any time prior to maturity without penalty or premium.

As security for repayment of the Loan, Skynet has granted security interests in certain of its assets. The Loan is also entitled to the benefits of a continuing corporate guaranty (the "Guaranty") from the Company in favor of Valley National of the punctual repayment of the Loan, with the Company’s obligations under the Guaranty being secured pursuant to a pledge agreement (the "Pledge Agreement") executed by the Company. A certificate of deposit (the "CD") was issued by Valley National for the account of the Company in the initial principal amount of $142,720,659.00, such amount being equal to the sum of the principal of the Loan and accrued interest thereon from and including September 4, 2007 through, but not including, December 17, 2007. The CD accrues interest at a rate of 3.85% per annum. Pursuant to the terms of the Pledge Agreement, the money on deposit under the CD secures the obligations of Skynet under the Loan Agreement and of the Company under the Guaranty.

The descriptions of the Loan Agreement, Guaranty and Pledge Agreement contained herein are qualified in their entirety by reference to the Loan Agreement, Guaranty and Pledge Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On August 31, 2007, the Company deposited $12,000,000 with The Bank of New York, as Escrow Agent, pursuant to the Escrow Agreement, dated as of August 1, 2007, by and between the Company and the Escrow Agent, which was previously filed as Exhibit A to Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the Commission on August 31, 2007.

On September 5, 2007, the Company completed the Note Redemption pursuant to the Indenture, dated as of November 21, 2005 (the "Indenture"), between the Company and The Bank of New York, as Trustee, under which the Notes were issued. Accordingly, the Indenture has been satisfied and discharged.

Item 9.01 Financial Statements and Exhibits.

10.1 Loan and Security Agreement, dated as of September 4, 2007, by and between Loral Skynet Corporation and Valley National Bank

10.2 Continuting Corporate Guaranty, dated as of September 4, 2007, by Loral Space & Communications Inc. in favor of Valley National Bank

10.3 Pledge Agreement, dated as of September 4, 2007, by Loral Space & Communications Inc. in favor of Valley National Bank

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

September 6, 2007	By:	Avi Katz

Name: Avi Katz
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of September 4, 2007, by and between Loral Skynet Corporation and Valley National Bank
10.2	Continuting Corporate Guaranty, dated as of September 4, 2007, by Loral Space & Communications Inc. in favor of Valley National Bank
10.3	Pledge Agreement, dated as of September 4, 2007, by Loral Space & Communications Inc. in favor of Valley National Bank